UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2024

Golden Arrow Merger Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40223	86-1256660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 E. 53rd Street, 13th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 430-2214
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one redeemable Warrant	GAMCU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	GAMC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	GAMCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 3, 2024, Golden Arrow Merger Corp. (the “Company”) issued an unsecured promissory note (the “Note”), in the amount of up to $510,000 to Golden Arrow Sponsor, LLC (the “Sponsor”). The proceeds of the Note, may be drawn down from time to time prior to the Maturity Date (as defined below) upon request by the Company.

The Note bears no interest and the principal balance is payable on the date of the consummation of the Company’s initial business combination (the “Maturity Date”). On or before the Maturity Date, the Sponsor has the option to convert all or any portion of the principal outstanding under the Note into warrants (“Working Capital Warrants”) at a conversion price of $1.50 per warrant, provided that the aggregate of such Working Capital Warrants, together with any warrants issued upon conversions pursuant to the promissory notes, dated February 25, 2022, August 26, 2022 and March 8, 2023, do not exceed 1,000,000 warrants. The terms of the Working Capital Warrants, if any, would be identical to the terms of the private placement warrants issued by the Company at the time of its initial public offering (the “IPO”), as described in the prospectus for the IPO dated March 16, 2021 and filed with the U.S. Securities and Exchange Commission (the “SEC”), including the transfer restrictions applicable thereto. The Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the Note and all other sums payable with regard to the Note becoming immediately due and payable.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company’s management identified an omission in the notes to the Company’s audited condensed financial statements as of and for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 15, 2024 (the “Original Filing”). The Original Filing omitted certain information relating to the Company’s inadvertent disbursement of funds withdrawn from the Company’s trust account established in connection with the Company’s initial public offering (the “Trust Account”), which were restricted for payment of tax liabilities under the Company’s amended and restated certificate incorporation and the terms of the Company’s investment management trust agreement, dated March 16, 2021, for general corporate purposes.

On April 4, 2024, the Company’s audit committee concluded, after discussion with the Company’s management and its advisors, that the Company’s audited financial statements as of and for the year ended December 31, 2023 included in the Original Filing should no longer be relied upon due to the omission described above and should be restated. As such, the Company intends to file with the SEC Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2023 (the “Form 10-K/A”). The omission and resulting restatement had no impact on the Company’s cash position or the balance held in its Trust Account as of December 31, 2023. The restatement also had no impact on the Company’s historical financial statements (other than the addition of certain information in the notes to the financial statements included in the Original Filing).

The Company’s management has concluded that, in light of the omission and resulting restatement described above, an additional material weakness exists in the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures were not effective as of December 31, 2023. The Company’s remediation plan with respect to such material weakness will be described in the Form 10-K/A.

The Company’s management and audit committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with its independent registered public accounting firm, WithumSmith+Brown, PC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note, dated April 3, 2024, issued by Golden Arrow Merger Corp. to Golden Arrow Sponsor LLC
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Arrow Merger Corp.

By:	/s/ Timothy Babich
Name:	Timothy Babich
Title:	Chief Executive Officer

Date: April 5, 2024

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